Exhibit 5


                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                                 March 23, 2001



The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY 10153

Ladies and Gentlemen:

         We have acted as counsel to The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement (File No. 333-_____) of the Company on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering (the "Offering") by the Selling Stockholders identified as such in the Registration Statement of an aggregate of 10,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of the Company (together with any shares of Class A Common Stock which may be registered in any related registration statement pursuant to Section 462(b) of the Securities Act, the "Shares").

         In so acting, we have reviewed the Registration Statement, including the prospectus contained therein (the "Prospectus"), the Restated Certificate of Incorporation of the Company, as amended to date, and the Amended and Restated Bylaws of the Company, as amended to date. In addition, we have examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares registered for sale by the Selling Stockholders under the Registration Statement and any related registration statement filed pursuant to Rule 462(b) of the Securities Act, have been duly authorized, and are validly issued, fully paid and nonassessable.

         We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.



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         We also consent to the incorporation by reference of this opinion in any related registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act.

                                               Very truly yours,

                                               /s/ Weil, Gotshal & Manges LLP